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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California (Address of principal executive offices)	94104 (Zip Code)

Gillian Wallace
Union Bank of California, N.A.
475 Sansome Street
Corporate Trust—12th Floor
San Francisco, CA 94111
(415) 296-6750
(Name, address and telephone number of agent for service)

QUANEX CORPORATION
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	38-1872178 (I.R.S. Employer Identification No.)
1900 West Loop South, Suite 1500 Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

QUANEX CORPORATION
2.50% CONVERTIBLE SENIOR DEBENTURES DUE MAY 15, 2034

FORM T-1

Item 1.        GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.
  Trustee is authorized to exercise corporate trust powers.

Item 2.        AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

        In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15        Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.        LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

  7.
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

  * Exhibits 1 through 4 are incorporated by reference to T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 6th day of July, 2004.

Union Bank of California, N.A.
By:	/s/ GILLIAN WALLACE Gillian Wallace Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

July 6, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an Indenture of Trust providing for the issuance of Up To $125,000,000 AGGREGATE PRINCIPAL AMOUNT OF 2.50% CONVERTIBLE SENIOR DEBENTURES DUE MAY 15, 2034 between QUANEX CORPORATION, as Issuer, and UNION BANK OF CALIFORNIA, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By:	/s/ GILLIAN WALLACE Corporate Trust Vice President

Exhibit 7

Consolidated Report of Condition of
Union Bank of California, National Association

of San Francisco in the State of California, at the close of business March 31, 2004, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterst-bearing balances and currency and coin	$2,154,165
Interest-bearing balances	239,556
Securities:
Held-to-maturity securities	0
Available-for-sale securities	11,591,835
Federal funds sold and securities purchased under agreements to resell:
Fderal funds sold in domestic offices	3,517,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	3,206
Loans and leases, net of unearned income	25,402,467
LESS: Allowance for loan and lease losses	491,648
Loans and leases, net of unearned income and allowance	24,910,819
Trading assets	322,726
Premises and fixed assets	510,474
Other real estate owned	6,152
Investments in unconsolidated subsidiaries and associated companies	95
Customers' liability to this bank on acceptances outstanding	50,554
Intangible assets:
Goodwill	314,993
Other intangible assets	62,365
Other assets	1,780,019

Total assets	45,464,459

Exhibit 7

LIABILITIES
Deposits:
In domestic offices	37,000,376
Noninterest-bearing	18,741,362
Interest-bearing	18,259,014
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,893,476
Noninterest-bearing	661,120
Interest-bearing	2,232,356
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	228,042
Securities sold under agreements to repurchase	97,196
Trading liabilities	125,145
Other borrowed money	202,484
Bank's liability on acceptances executed and outstanding	50,554
Subordinated notes and debentures	100,000
Other liabilities	756,775
Total liabilities	41,454,048

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,240,658
Retained earnings	2,057,477
Accumulated other comprehensive income	107,699
Other equity capital components	0

Total equity capital	4,010,411

Total liabilities, minority interest, and equity capital	45,464,459

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  Exhibit 25.1
FORM T-1
NOTE
SIGNATURE